Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                             August 6, 2013
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE MKT symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and six months ended June 29, 2013 and June 30, 2012, in thousands of dollars except share and per share amounts.

                                  Three Months Ended       Six Months Ended
                                  June 29,   June 30,    June 29,    June 30,
                                    2013       2012        2013        2012

Net sales                      $1,684,039  $1,510,593  $3,266,335  $2,981,706


Net earnings attributable to
   Seaboard                    $   39,547  $   50,097  $   97,001  $  132,306

Net earnings per common share  $    33.07  $    41.58  $    81.06  $   109.63

Average number of shares
   outstanding                  1,195,815   1,204,837   1,196,656   1,206,871


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor

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